Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33056, 333-52346, and 333-98219) of Edwards Lifesciences Corporation of our report dated June 22, 2007 relating to the financial statements of the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan as of December 31, 2006 and for the year then ended, which appears in this Form 11-K.

/s/ HEIN & ASSOCIATES LLP
Orange County, California
June 27, 2007